Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

LiqTech International, Inc.

Ballerup, Denmark

As independent registered public accountants, we hereby consent to the use of our report dated March 30, 2022, with respect to the financial statements of LiqTech International, Inc. as of and for the years ended December 31, 2021 and 2020, in its registration statement on Form S-3 relating to the registration of up to $100,000,000 of common stock. We also consent to the reference of our firm under the caption “Experts” in the registration statement.

/s/ Sadler, Gibb & Associates, LLC

Draper, UT

April 27, 2022